Exhibit 21
Dover Subsidiaries — Domestic and Foreign

Company Name	Where Incorporated
Domestic
Attachment Technologies, Inc.	Delaware
Avborne Accessory Group, Inc.	Delaware
Badger Attachments, Inc.	Delaware
Bayne Machine Works, Inc.	South Carolina
Belvac Production Machinery, Inc.	Virginia
Canada Organization & Development LLC	Delaware
Carrillo Industries Inc.	California
CCI Field Services, Inc.	Delaware
Chief Automotive Technologies, Inc.	Delaware
Clove Park Insurance Company	New York
Colder Products Company	Minnesota
CP Formation LLC	Delaware
CPE Acquisition Co.	Delaware
CPI Products, Inc.	Delaware
Crenlo LLC	Delaware
Datamax Bar Code Products Corporation	Minnesota
Datamax Corporation	Delaware
Datamax International Corporation	Delaware
DD1, Inc	Delaware
DDI Properties, Inc.	California
DEK U.S.A., Inc.	Delaware
DEK USA Logistics, Inc.	Delaware
Delaware Capital Formation, Inc.	Delaware
Delaware Capital Holdings, Inc.	Delaware
De-Sta-Co Cylinders, Inc.	Delaware
DFH Corporation	Delaware
Dielectric Laboratories, Inc.	Delaware
DIPC Corp.	Delaware
DMX Integration, Inc.	Florida
Dover Corporation	Delaware
Dover DEI Services, Inc.	Delaware
Dover Diversified De, Inc.	Delaware
Dover Diversified, Inc.	Delaware
Dover Electronics, Inc.	Delaware
Dover Europe, Inc.	Delaware
Dover Global Holdings, Inc.	Delaware
Dover Industries, Inc.	Delaware
Dover Resources, Inc.	Delaware
Dover Systems, Inc.	Delaware
Dover Technologies International, Inc.	Delaware
Dow-Key Microwave Corporation	Delaware
DP Manufacturing Inc.	Delaware
EOA Systems, Inc.	Delaware
Everett Charles Technologies, Inc.	Delaware
FB iMonitoring Inc.	Delaware
Flexbar, Inc.	Delaware

Company Name	Where Incorporated
Forward Manufacturing Company, Inc.	Texas
Genesis Attachments, LLC	Delaware
Gerald L. Greer Co., Inc.	Delaware
Graphics Microsystems, Inc.	California
Harley Attachments, LLC	Delaware
Hydro Systems Company	Delaware
Hydromotion, Inc.	Delaware
Imaje Hi Res Corporation	Arizona
Imaje Ink Jet Printing Corp.	Georgia
J E Pistons Inc.	California
Jewell Attachments, LLC	Delaware
JRB Attachments, LLC	Delaware
K&L Microwave, Inc.	Delaware
K. S. Boca Inc.	Florida
Kalyn/Siebert I, Inc.	Texas
Kalyn/Siebert L.P.	Texas
Knappco Corporation	Delaware
Knowles Electronics Holdings, Inc.	Delaware
Knowles Electronics Sales Corp.	Delaware
Knowles Electronics, LLC	Delaware
Knowles Intermediate Holding, Inc.	Delaware
Knowles Manufacturing Ltd.	Delaware
KS Formation, Inc.	Delaware
Kurz-Kasch, Inc.	Delaware
Laserink Corporation	California
Marathon Equipment Company (Delaware)	Delaware
MARKEM Corporation	New Hampshire
MARKEM Holdings, Inc.	Vermont
MARKEM Tag, Inc.	Delaware
Midland Manufacturing Corporation	Delaware
Multitest Electronic Systems, Inc.	Delaware
Northern Lights (Nevada), Inc.	Nevada
Northern Lights Funding LP	Delaware
Northern Lights Investments LLC	Delaware
Northern Lights Partners LLC	Delaware
Nova Controls	California
Novacap, Inc.	Delaware
OK Holdings, Inc.	Delaware
OK International, Inc.	California
O’Neil Product Development, Inc.	California
OPW Epsilon, Inc.	Delaware
OPW Fuel Management Systems	Delaware
OPW Fueling Containment Systems, Inc.	Delaware
Paladin Brands Holding Inc.	Delaware
PDQ Manufacturing, Inc.	Delaware
Pengo Corporation	Delaware
Performance Motorsports, Inc.	California
Pioneer Labels, Inc.	Illinois
PISCES by OPW, Inc.	Delaware
Pro Rod USA Inc.	Delaware
Provacon, Inc.	Delaware
Quartzdyne Inc.	Delaware

Company Name	Where Incorporated
Revod Corporation	Delaware
Richards Industries, Inc.	Delaware
Robohand, Inc.	Delaware
Rosenheim Automation Systems Corporation	California
Sanger Works Factory Holdings, LLC	Delaware
Sanger Works Factory, Inc	California
SE Liquidation, LLC	Delaware
SEC Acquisition Co.	Delaware
Sonic Industries, Inc.	California
Sure Seal, Inc.	Delaware
Sweepster Attachments, LLC	Delaware
SWEP North America Inc.	Delaware
Texas Hydraulics, Inc.	Delaware
The Heil Co.	Delaware
Tipper Tie, Inc.	Delaware
TMEC Acquisition Corp.	Delaware
Triton Systems of Delaware, Inc.	Delaware
Tubular Products Company Inc.	Delaware
Tulsa Winch, Inc.	Delaware
Unified Brands, Inc.	Delaware
US Synthetic Corporation	Delaware
US Synthetic Southwest Marketing, Inc.	Utah
US Synthetic Texas, Ltd.	Utah
Vectron International LLC	Delaware
Voltronics Corporation	New Jersey
VWS LLC	Delaware
Wabash Magnetics, LLC	Delaware
Warn Industries, Inc.	Delaware
Waukesha Bearings Corporation	Wisconsin
Wilden Pump and Engineering LLC	Delaware
Wiseco Piston, Inc.	Delaware
Foreign
A.U. RIB Limited	United Kingdom
ALMATEC Maschinenbau GmbH	Germany
atg test systems asia Ltd.	Taiwan
atg test systems GmbH & Co KG	Germany
Blackmer — Mouvex SA	France
Blackmer Flow Technologies	Canada
Blackmer Mouvex, Ltd.	United Kingdom
BlitzRotary GmbH	Germany
BN OPW, Srl	Italy
Bulk Trading Limited	United Kingdom
Calypso Europe Limited	United Kingdom
CCMOP SAS	France
Chambon SAS	France
Colder Products Company GmbH	Germany
Colder Products Company LTD	Hong Kong
Compressor Valve Engineering Limited	United Kingdom
CPI Europa GmbH	Germany
C-Tech Oilwell Technologies Inc.	Canada
Datamax Holdings Limited	United Kingdom

Company Name	Where Incorporated
Datamax London Limited	United Kingdom
DEK Asia Pacific Private Limited	Singapore
DEK Consulting (Shanghai) Co., Ltd.	China
DEK Hungary Manufacturing & Technology LLC	Hungary
DEK International GmbH	Switzerland
DEK Northern Europe Limited	United Kingdom
DEK Printing Machines (M) Sdn. Bhd.	Malaysia
DEK Printing Machines (Shenzhen) Co., Ltd.	China
DEK Printing Machines GmbH	Germany
DEK Printing Machines Limited	United Kingdom
DEK Technologies (Suzhou) Co. Ltd.	China
DEK Technologies S.A.S.	France
DEK Vectorguard Ltd	United Kingdom
De-Sta-Co (Asia) Company, Limited	Thailand
DE-STA-CO Benelux B.V.	Netherlands
De-Sta-Co Metallerzeugnisse GmbH	Germany
De-Sta-Co Metallerzeugnisse GmbH & Co. Werkzeugtechnik	Germany
De-Sta-Co Shanghai Co., Ltd	China
De-Sta-Co-Ema Industria e Comercio Ltda.	Brazil
Dielectric Laboratories Asia Trading (Shanghai) Co., Ltd.	China
Dover (Schweiz) Holding GmbH	Switzerland
Dover Asia Trading Private Ltd.	Singapore
Dover Canada Finance LP	Canada
Dover Corporation (Canada) Limited	Canada
Dover CR, spol s r.o.	Czech Republic
Dover do Brasil Ltda.	Brazil
Dover Exports, Ltd.	Barbados
Dover France Holdings, S.A.S.	France
Dover France Participations SAS	France
Dover France Technologies S.A.S.	France
Dover German Holdings GmbH	Germany
Dover German Intra-Group Service GmbH	Germany
Dover German Partnership Holdings GmbH	Germany
Dover Germany GmbH	Germany
Dover Global Trading Pte. Ltd.	Singapore
Dover Holdings de Mexico SA DE CV	Mexico
Dover Hungary Board Test Manufacturing KFT	Hungary
Dover India Pvt., Ltd.	India
Dover International B.V.	Netherlands
Dover Italy S.r.L.	Italy
Dover Luxembourg Finance Sarl	Luxembourg
Dover Luxembourg Holdings Sarl	Luxembourg
Dover Luxembourg S.N.C.	Luxembourg
Dover Netherlands Services B.V.	Netherlands
Dover Resources International de Mexico S. de R.L. C.V.	Mexico
Dover Singapore Private Limited	Singapore
Dover UK Holdings Limited	United Kingdom
Dover UK Sales Ltd	United Kingdom

Company Name	Where Incorporated
Everett Charles Technologies (Shenzhen) Limited	China
Everett Charles Technologies (SuZhou) Co., Ltd.	China
Everett Charles Technologies, Ltd.	United Kingdom
Graphics Microsystems, N.V.	Belgium
Harbor Electronics SBN	Malaysia
Heil Asia Limited	Thailand
Heil Trailer Internacional S.A.	Argentina
Heil Trailer International Holdings Ltd.	United Kingdom
Heil Trailer International SAS	France
Heil Trailer International, Ltd.	United Kingdom
Heil-Europe Limited	United Kingdom
Hill Phoenix de Mexico, S.A. de C.V.	Mexico
Hydro Nova Europe, Ltd.	United Kingdom
Hydronova Australia-NZ Pty Ltd	Australia
Icon Technology Company Ltd.	Hong Kong
Imaje (Asia) Limited	Singapore
Imaje (China) Co., Limited	China
Imaje AB	Sweden
Imaje Ag (Switzerland)	Switzerland
Imaje Argentina S.A.	Argentina
Imaje ASPAC Pte. Ltd.	Singapore
Imaje B.V.	Netherlands
Imaje Beteiligungs GmbH	Germany
Imaje Canada Inc.	Canada
Imaje Coding Technologies Ltd (New Zealand)	New Zealand
Imaje Coding Technology (M) Sdn Bhd	Malaysia
Imaje Coding Technology Pty Ltd (Australia)	Australia
Imaje De Mexico S.A. De C.V.	Mexico
Imaje Do Brasil Impressoras (Brazil)	Brazil
Imaje GmbH	Germany
Imaje GmbH	Germany
Imaje Hong Kong Ltd	Hong Kong
Imaje India Private Limited	India
Imaje Ink Jet Nv/Sa (Belgium)	Belgium
Imaje Inkjet Ireland Ltd.	Ireland
Imaje Italia Srl	Italy
Imaje Kk (Japan)	Japan
Imaje Korea Co. Ltd (South Korea Republic)	South Korea
Imaje LLC	Russian Federation
Imaje Nordic AB	Sweden
Imaje S.A.	France
Imaje Siam Co., Ltd.	Thailand
Imaje Software Development Centre Pvt. Ltd.	India
Imaje Taiwan Ltd.	Taiwan
Imaje Technologias De Codificacion, S.A.	Spain
Imaje Technologies Codificacao (Portugal)	Portugal
Imaje UK Ltd.	United Kingdom
Imaje Verpachtungs GmbH	Germany
InfoCash Holdings Limited	United Kingdom
K&L Microwave DR, Inc.	Dominican Republic
Knowles Electronics (Malaysia) Sdn. Bhd.	Malaysia
Knowles Electronics (Suzhou) Co., Ltd.	China

Company Name	Where Incorporated
Knowles Electronics (Weifang), Inc.	China
Knowles Electronics France	France
Knowles Electronics Germany GmbH	Germany
Knowles Electronics Japan, K.K.	Japan
Knowles Electronics Singapore Pte. Ltd	Singapore
Knowles Electronics Taiwan, Ltd.	Taiwan
Knowles Europe	United Kingdom
Knowles IPC (Malaysia) Sdn. Bhd.	Malaysia
Luther & Maelzer Asia Corp	Taiwan
Luther & Maelzer Gmbh	Germany
Luther & Maelzer Test (Dongguan) Co. Ltd.	China
M.A. RIB Ltd.	United Kingdom
MARKEM (Shanghai) Commercial Co. Ltd.	China
MARKEM Administrative Services, S.L.U.	Spain
MARKEM Brasil Comercio de Maquinas Codificadoras Ltda.	Brazil
MARKEM Coder Manufacturing (Jiashan) Co. Ltd.	China
MARKEM Continental Europe B.V.	Netherlands
MARKEM GmbH	Germany
MARKEM Holdings, Unltd.	United Kingdom
MARKEM K.K.	Japan
MARKEM Products Limited	Canada
MARKEM Pte. Ltd.	Singapore
MARKEM S.A.	France
MARKEM S.A. de C.V.	Mexico
MARKEM S.r.L.	Italy
MARKEM Sistemas, S.A.U.	Spain
MARKEM Solutions Center N.V.	Belgium
MARKEM Systems Limited	United Kingdom
MARKEM Technologies Ltd.	United Kingdom
MARKEM UK Holdings 1 Unlimited	United Kingdom
MARKEM UK Holdings 2 Limited	United Kingdom
Markpoint Holding AB	Sweden
Markpoint Real Estate B.V.	Netherlands
Markpoint System AB	Sweden
Mouvex GmbH	Germany
Multitest Electronic Systems (Penang) Sdn.Bhd.	Malaysia
Multitest Elektronische Systems	Germany
Multitest Gmbh	Germany
Nimaser BV	Netherlands
OK Electronics (Beijing) Co., Ltd.	China
OK International (Japan) Co.	Japan
OK International (UK) Ltd.	United Kingdom
OK International France SA	France
OK International GmbH	Germany
OPW Fluid Transfer Group Europe B.V.	Netherlands
OPW Fueling Components (SuZhou) Co., Ltd.	China
OPW Fueling Components Europe B.V.	Netherlands
Paladin Mexico S. de R.L. de C.V.	Mexico
Perfect Bore Ltd.	United Kingdom
Petro Vend, Inc. [Poland]	Poland
ProX Inter, B. V.	Netherlands

Company Name	Where Incorporated
PullMaster Winch Corporation	Canada
Rasco Automation Asia PTE LTD	Singapore
Rasco GmbH	Germany
Revod Sweden AB	Sweden
RG Industries Ltd.	Alberta
RPA Process Technologies SAS	France
Sargent Aerospace Canada, Inc.	Canada
SCI IMMOC	France
St. Neots Sheet Metal Co. Limited	United Kingdom
SWEP A.G.	Switzerland
Swep Energy Oy	Finland
Swep Iberica S.A.s.v.	Spain
Swep International A.B.	Sweden
Swep Japan K.K.	Japan
SWEP Malaysia Sdn. Bhd.	Malaysia
SWEP Slovakia s.r.o.	Slovakia (slovak Republic)
Syfer Technology Limited	United Kingdom
Test Solutions (Suzhou) Co., Ltd.	China
Tipper Tie Alpina AG	Switzerland
Tipper Tie Technopack B.V.	Netherlands
Tipper Tie Technopack GmbH	Germany
TQ Slovakia SRO	Slovakia
Triton Europe PLC	United Kingdom
Vectron Frequency Devices GmbH	Switzerland
Vectron International (Shanghai) Co. Ltd.	China
Vectron International GmbH & Co KG	Germany
Vectron International Verwaltungs GmbH	Germany
Vitronics Soltec Groep, B.V.	Netherlands
Waukesha Bearings Limited	United Kingdom
Wei Li Pump Shanghai Co., LTD.	China
Wilden Argentina SRL	Argentina